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                                                                    Exhibit 23.3

Letter of Consent

To Digex, Inc.,

We consent to the incorporation by reference in the Registration Statements listed below and related Prospectuses of Digex Incorporated of our report dated March 15, 2002, with respect to the financial statements of Digex Sweden AB (not separately presented therein) included in this Annual Report (Form 10-K) of Digex Incorporated for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

o (Form S-8 no. 333-84025) pertaining to the registration of 9,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.
o (Form S-8 no. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for the Intermedia Communications Inc. 401 (k) plan
o (Form S-8 no. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.
o    (Form S-8 no. 333-40240) pertaining to the Digex Incorporated 401(k) Plan.


Stockholm, Sweden
March 28, 2003

Ernst & Young AB

/s/ Bjorn Fernstrom